Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated April 28, 2010, with respect to the consolidated financial statements of Sapiens International Corporation N.V., included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2009.

Tel- Aviv, Israel	/s/ Kost, Forer, Gabbay & Kaiserer
April 28, 2010	KOST, FORER, GABBAY & KAISERER
A Member of Ernst & Young Global